Exhibit 32

Certification Furnished Pursuant to

18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Gulf Island Fabrication, Inc. (the “Company”) for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, who are the Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act, that:

•	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

By:	/S/ KERRY J. CHAUVIN
Kerry J. Chauvin Chief Executive Officer March 2, 2012

By:	/S/ ROY F. BREERWOOD, III
Roy F. Breerwood, III
Interim Chief Financial Officer
March 2, 2012

A signed original of this written statement required by Section 906 has been provided to Gulf Island Fabrication, Inc. and will be retained by Gulf Island Fabrication, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.